UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HYPERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1512713
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 200 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-180694

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share (the “Common Stock”), of Hyperion Therapeutics, Inc. (the “Company”), included under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, which was originally filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2012, as amended (Registration No. 333-180694) (including any subsequent amendments, the “Registration Statement”), is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which will constitute part of the Registration Statement, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the instructions as to exhibits to Form 8-A, no exhibits are required to be filed because no other securities are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hyperion Therapeutics, Inc.

Date: July 25, 2012	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer